EXHIBIT 11

COMPUTATION OF EARNINGS PER SHARE
(Dollars in thousands except per share amounts)

						For six months ended June 30,
						1998				1997
					Basic		Diluted	Basic		Diluted

Net loss				  ($2,902)	  ($2,902)	 ($1,185)	  ($1,185)

Shares:

Weighted average number of
 shares of common stock
 outstanding			3,812,478	3,812,478	3,807,020	3,807,020

Shares assumed issued (less shares
 assumed purchased for treasury) on
 stock option agreements	        -	    5,202	        -	    1,307

Rounding				      522	      320	     (20)	     (327)
					3,813,000	3,818,000	3,807,000	3,808,000

Net loss per common share	   ($0.76)	   ($0.76)	   ($0.31)	   ($0.31)


						For three months ended June 30,
						1998				1997
					Basic		Diluted	Basic		Diluted

Net loss				  ($  201)	  ($  201)	 ($  491)	  ($  491)

Shares:

Weighted average number of
 shares of common stock
 outstanding			3,813,251	3,813,251	3,809,954	3,809,954

Shares assumed issued (less shares
 assumed purchased for treasury) on
 stock option agreements	        -	    1,457	        -	       55

Rounding				     (251)	      292	       46	       (9)
					3,813,000	3,815,000	3,810,000	3,810,000

Net loss per common share	   ($0.05)	   ($0.05)	   ($0.13)	   ($0.13)